SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                             FORM 8

               AMENDMENT TO APPLICATION OR REPORT
          Filed pursuant to Section 12, 13 or 15(d) of
               THE SECURITIES EXCHANGE ACT OF 1934

                 MIDCOAST ENERGY RESOURCES, INC.
       (Exact name of registrant as specified in charter)

                         AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current
Report on Form 8-K filed with the Securities and Exchange
Commission on September 22, 1995, as set forth in the pages attached hereto.

     Item 7.        Financial Statements and Exhibits.

               a)   Financial Statements

                    Midcoast Energy Resources, Inc.

                    Pro forma balance sheet as of June 30, 1995.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MIDCOAST ENERGY RESOURCES, INC.
                                   (Registrant)


Date: November 16, 1995            By: /s/ Dan C. Tutcher

                                        Dan C. Tutcher
                                        Chairman and Chief
                                        Executive Officer



UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet is presented as of June 30, 1995. The pro forma balance sheet was prepared giving effect to the acquisition of Magnolia Pipeline Corporation (a Transcontinental Pipeline Corporation subsidiary) ("Magnolia") as if the transaction occurred on June 30, 1995.

The acquisition was accounted for under the purchase method of accounting. The total purchase price of $3,200,000 was allocated to property, plant, and equipment as the principal asset of Magnolia consists of approximately 109 miles of natural gas pipeline located in central Alabama.

On October 2, 1995, $1,200,000 was borrowed from an affiliate owned by an officer and director of the Company. The loan agreement calls for interest to be accrued at the prime rate plus 5% and is due monthly beginning April 2, 1996. The loan is payable in full on January 31, 1997.

As additional consideration for extending the loan, Midcoast granted the affiliate a 5% net revenue interest in Magnolia's earnings before interest, income taxes and depreciation to be paid on a monthly basis. Furthermore, should the loan not be repaid in full within six months an additional 5% net revenue interest will be granted to the affiliate.

Midcoast has the right to repurchase this net revenue interest from the affiliate for a cash payment of $25,000. However, the repurchase amount is increased an additional $25,000 on November 1, 1995 and each following month up to a maximum of $500,000.

The $1,200,000 loan and the proceeds from the sale of an investment were used to repay a $500,000 subordinated debenture and a $2,700,000 promissory note issued to Williams Holdings of Delaware, Inc., for the purchase of Magnolia as described in the Form 8-K which this filing amends.

A pro forma statement of operations is not presented herein as the operations under the Company's management are expected to be significantly different than under the predecessor's management. Approximately eighty percent (80%) of the historical revenues were derived from an affiliate of the predecessor. Had Midcoast owned Magnolia Pipeline Corporation during the prior periods it is uncertain if comparable revenues would have been derived from that source and determination of the results of operations for previous periods had the Company operated the pipeline is not quantifiable. As a result, presentation of historical operating results could be misleading. Future revenues are expected to be primarily derived from new customers with which Midcoast's management is currently negotiating.

However, the anticipated effects of the acquisition on Midcoast's consolidated operating expenses are quantifiable as follows:
a) Operations and Maintenance expense - the operations and maintenance of the pipeline will continue to be provided by an unaffiliated third party under an existing operating agreement which expires on September 30, 1997. The agreement calls for monthly payments of $38,480 increased by 4% annually each October.

b) Property Tax - based on 1994 property tax rates, Midcoast will pay approximately $50,000 annually.

c) Depreciation Expense - the acquisition will increase depreciation expense by approximately $130,000 annually.

d) Interest Expense - assuming no reduction in the principal balance of the $1,200,000 debt facility used to partially fund the acquisition, approximately $120,000 in additional interest expense will be incurred.

Based on current operating conditions and the current number of customers with long-term contracts, the operations are approximately break even on a cash flow basis.


              MIDCOAST ENERGY RESOURCES, INC., AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)
                                          Midcoast Energy
                                          Resources, Inc.    Pro Forma
                                            Historical      Acquisition     Pro Forma
                  ASSETS                   June 30, 1995    Adjustments   June 30, 1995
                                          ---------------  -------------  -------------
CURRENT ASSETS:
 Cash and cash equivalents                        41,376                        41,376
 Accounts receivable, no allowance
  for doubtful accounts                        1,315,179                     1,315,179
                                          ---------------                 -------------
      Total current assets                     1,356,555                     1,356,555
                                          ---------------                 -------------

PROPERTY, PLANT AND EQUIPMENT, at cost:
 Natural gas transmission facilities           4,251,577      3,200,000 a    7,451,577
 Investment in transmission facilities         1,284,609                     1,284,609
 Oil and gas properties, using the full
  cost method of accounting                      276,995                       276,995
 Other property and equipment                     85,369                        85,369
                                          ---------------                 -------------
                                               5,898,550                     9,098,550

ACCUMULATED DEPRECIATION, DEPLETION
 AND AMORTIZATION                               (580,235)                     (580,235)
                                          ---------------                 -------------
                                               5,318,315                     8,518,315

DEFERRED CONTRACT COSTS AND OTHER ASSETS,
 net of amortization                             188,852                       188,852
                                          ---------------                 -------------
      Total assets                             6,863,722                    10,063,722
                                          ---------------                 -------------

    LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable and accrued liabilities      1,506,988      2,000,000 a    3,506,988
 Current portion of deferred income               83,000                        83,000
 Short-term borrowing from bank                  560,000                       560,000
 Current portion of long-term debt
  payable to banks                               930,806                       930,806
                                          ---------------                 -------------
      Total current liabilities                3,080,794                     5,080,794
                                          ---------------                 -------------

LONG-TERM DEBT PAYABLE TO:
 Bank                                          1,047,617                     1,047,617
 Shareholders and affiliates                     448,822      1,200,000 a    1,648,822
                                          ---------------                 -------------
      Total long-term debt                     1,496,439                     2,696,439
                                          ---------------                 -------------

DEFERRED INCOME                                  276,667                       276,667

STOCKHOLDERS' EQUITY:
 Preferred stock                                 200,000                       200,000
 Common stock                                      3,247                         3,247
 Paid-in capital                              18,812,828                    18,812,828
 Retained deficit                            (16,882,807)                  (16,882,807)
 Unearned compensation                          (123,446)                     (123,446)
                                          ---------------                 -------------
      Total stockholders' equity               2,009,822                     2,009,822
                                          ---------------                 -------------
      Total liabilities and
       stockholders' equity                    6,863,722                    10,063,722
                                          ---------------                 -------------


          See notes to unaudited pro forma consolidated financial information.

          Midcoast Energy Resources, Inc., and Subsidiaries
          Notes to Unaudited Pro Forma Financial Information
                            June 30, 1995


In preparing the pro forma consolidated balance sheet at June 30, 1995, the Company made the following adjustments:

     a) To give effect as of June 30, 1995 for the acquisition of Magnolia Pipeline Corporation. The $3,200,000 purchase price was partially financed with a $1,200,000 long-term loan from an affiliate owned by a director and officer of the Company. The remaining funds were derived from the sale of an investment subsequent to June 30, 1995.